As filed with the Securities and Exchange Commission on September  21, 2007

Registration No. 333-139885

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GSI TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3674	77-0398779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	Identification No.)

	2360 Owen Street
	Santa Clara, California 95054
	(408) 980-8388
	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

LEE-LEAN SHU

President and Chief Executive Officer

GSI TECHNOLOGY, INC.

2360 Owen Street

Santa Clara, California 95054

(408) 980-8388

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DENNIS C. SULLIVAN, ESQ.	Copies to:	DONNA M. PETKANICS, ESQ.
DLA Piper US LLP		Wilson Sonsini Goodrich & Rosati, P.C.
2000 University Avenue		650 Page Mill Road
East Palo Alto, California 94303-2248		Palo Alto, California 94304-9300
(650) 833-2000		(650) 493-9300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

                If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

                If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

                The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

                This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-139885, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering 616,084 shares of common stock not sold under the Registration Statement.  GSI Technology hereby de-registers 616,084 shares of common stock.

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SIGNATURES

                Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, State of California, on September 21, 2007.

GSI TECHNOLOGY, INC.

By:	/s/ DOUGLAS M. SCHIRLE
Douglas M. Schirle
Chief Financial Officer

                Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ LEE-LEAN SHU*	President, Chief Executive Officer and Chairman (Principal Executive Officer)	September 21, 2007
Lee-Lean Shu

/s/ DOUGLAS M. SCHIRLE	Chief Financial Officer (Principal Financial and Accounting Officer)	September 21, 2007
Douglas M. Schirle

/s/ ROBERT YAU*	Vice President, Engineering, Secretary and Director	September 21, 2007
Robert Yau

/s/ HSIANG-WEN CHEN*	Director	September 21, 2007
Hsiang-Wen Chen

/s/ RUEY L. LU*	Director	September 21, 2007
Ruey L. Lu

	Director	September , 2007
Arthur O. Whipple

*By:	/s/ DOUGLAS M. SCHIRLE
Douglas M. Schirle
Attorney-in-fact
September 21, 2007

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